Exhibit 99.5

Press Release

Interactive Data Announces Agreement to be Acquired by Silver Lake

and Warburg Pincus in a Transaction Valued at $3.4 Billion

Interactive Data Stockholders to Receive $33.86 Per Share in Cash

BEDFORD, Mass, May 4, 2010 – Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data, analytics and related solutions, today announced that it has entered into a definitive agreement to be acquired by investment funds managed by Silver Lake and Warburg Pincus in a transaction with a total value of $3.4 billion.

The agreement was unanimously approved by the Interactive Data Board of Directors, taking into consideration the recommendation of the Special Committee composed solely of the Company’s four independent directors. This Special Committee was formed as part of the previously disclosed review of strategic alternatives that was conducted by Interactive Data’s Board of Directors. In addition, Pearson plc, Interactive Data’s majority stockholder, has formally approved the transaction.

Under the agreement, Interactive Data’s stockholders will receive $33.86 in cash for each share of Interactive Data common stock they own. This represents a premium of approximately 32.9 percent over the closing share price on Thursday, January 14, 2010, the last trading day before the Company announced that its Board of Directors was conducting a review of strategic alternatives. Completion of the transaction is expected to occur by the end of the third quarter of 2010, following regulatory approvals and other customary closing conditions.

Rona Fairhead, chairman of Interactive Data’s board of directors, said: “This transaction enables Interactive Data’s shareholders to realize substantial value and provides the company with partners who are committed to supporting its global expansion. Interactive Data has an outstanding team of more than 2,400 people and the Board thanks them sincerely for their skill and commitment in serving our customers and building the Company over many years. With the support of Silver Lake and Warburg Pincus, I am confident that Interactive Data will take full advantage of its strong market position and the changes in technology and regulations that are shaping its industry.”

“Today’s announcement is a very positive outcome for stockholders, customers and employees,” said Ray D’Arcy, Interactive Data’s president and chief executive officer. “Pearson has been a valuable, supportive partner to Interactive Data over the years as we expanded our business globally. Transitioning our ownership structure will mark an exciting, new chapter in Interactive Data’s development. With the backing of Silver Lake and Warburg Pincus, we look forward to accelerating our momentum and further enhancing our capabilities, delivery platforms and technical infrastructure. I believe that the collective experience and expertise of these firms in the financial services and technology sectors will enable us to take our Company to a new level in terms of our size, capabilities and stature in the industry.”

Mike Bingle, Managing Director of Silver Lake, commented, “Interactive Data is an innovative leader in the information services industry, and our investment is a compelling addition to Silver Lake’s portfolio of premier technology-enabled companies. Interactive Data and the services it provides are essential to enhancing efficiency and transparency in the flow of global financial data.”

Joe Osnoss, Managing Director of Silver Lake, added, “Silver Lake and Warburg Pincus both have significant experience investing in market-leading companies at the intersection of financial services and technology. Interactive Data is particularly well-positioned as a global financial technology growth platform, and we expect a strong partnership between our firms and Interactive Data’s customers and employees in pursuing this opportunity.”

Jim Neary, Managing Director at Warburg Pincus, commented, “This acquisition aligns well with our financial technology and information investment theses; Interactive Data is a market leader that provides critical data to its customers. We look forward to partnering with them, and Silver Lake, as the Company continues to grow and expand its footprint.”

Cary Davis, Managing Director at Warburg Pincus, added, “Interactive Data, an independent source of pricing data, is regarded as ‘the gold standard’ by its customers. The information provided by Interactive Data has increased in importance following the market crisis, and will continue to do so as the demand for transparency intensifies.”

Following the completion of the transaction, Interactive Data will remain headquartered in Bedford, Massachusetts and maintain its offices around the world. The Company will continue to be led by its senior management team and expects to continue expanding its workforce over time.

As Interactive Data’s majority stockholder, Pearson has executed a written consent to approve the transaction, thereby providing the required stockholder approval for this transaction. No further action by non-Pearson stockholders is required to approve this transaction. Please refer to the “Additional Information and Where to Find It” section below for further details about relevant information about this transaction that will be made available to all investors and stockholders.

The transaction has fully committed financing, consisting of a combination of equity to be invested by Silver Lake and Warburg Pincus and debt financing to be provided by Bank of America Merrill Lynch, Barclays Bank PLC, Credit Suisse Securities (USA) LLC and UBS Investment Bank. Silver Lake and Warburg Pincus are equal equity partners in this transaction.

Goldman, Sachs & Co. acted as financial advisor to the Company, and Morgan, Lewis & Bockius LLP acted as legal advisor to the Company.

Foros acted as financial advisor to the Special Committee of the Board, and Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor to the Special Committee.

Credit Suisse Securities (USA) LLC acted as lead financial advisor, Barclays Capital Inc., Morgan Stanley and UBS Investment Bank acted as financial advisors and Simpson Thacher & Bartlett LLP acted as legal advisor to Silver Lake and Warburg Pincus.

Future Dividends

Under the terms of the agreement announced today, Interactive Data is prohibited from declaring future regular quarterly dividends or any special dividends to stockholders.

2010 Annual Meeting of Stockholders

In light of today’s announcement, Interactive Data announced that it will postpone its 2010 Annual Meeting until further notice. The 2010 Annual Meeting had been previously scheduled for Tuesday, May 25, 2010 at 10:00 a.m. in Boston, Massachusetts.

First-Quarter 2010 Financial Results

Interactive Data also announced today that the Company plans to issue its first-quarter 2010 financial results before the market opens on Monday, May 10, 2010.

Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of Interactive Data and Interactive Data’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Interactive Data on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Interactive Data’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Interactive Data nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Interactive Data’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Interactive Data undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Interactive Data’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where To Find It

In connection with the transaction, Interactive Data will file an information statement with the SEC. The information statement will be mailed to stockholders of Interactive Data. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERACTIVE DATA AND THE MERGER. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on its website at www.interactivedata.com/secfilings.

Information regarding the interests of Interactive Data’s directors and executive officers in the transaction described herein will be included in the information statement described above. Additional information regarding these directors and executive officers is also included in Interactive Data’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2010. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data, at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on its website at www.interactivedata.com/secfilings.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to its fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings can help clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has more than 2,400 employees in offices worldwide. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, is Interactive Data’s majority stockholder.

About Silver Lake

Silver Lake is a global investment firm focused on technology, technology-enabled and related growth industries. The firm’s 90 investment professionals are located across the Americas, Europe and Asia and have extensive technology investing and operating expertise. Silver Lake’s sector specialization enables the firm to invest with the strategic insights of an experienced industry participant and to serve as a value-added partner to portfolio company executives. Silver Lake manages $14 billion across its large-cap, middle-market and credit investment strategies and has invested behind the growth of numerous financial technology and information services leaders including Ameritrade, Gartner, Gerson Lehrman Group, Instinet, IPC Systems, Island ECN, Mercury Payment Systems, NASDAQ OMX and SunGard Data Systems. For more information, please visit www.silverlake.com.

About Warburg Pincus

Warburg Pincus is a leading global private equity firm. The firm has more than $30 billion in assets under management. Its active portfolio of more than 110 companies is highly diversified by stage, sector and geography. Warburg Pincus is a growth investor and an experienced partner to management teams seeking to build durable companies with sustainable value. Founded in 1966, Warburg Pincus has raised 12 private equity funds which have invested more than $35 billion in approximately 600 companies in more than 30 countries. Warburg Pincus has invested more than $10 billion in technology, media and telecommunications including investments in FIS (NYSE:FIS), Nuance (NASDAQ:NUAN), and Wall Street Systems. The firm has offices in Beijing, Frankfurt, Hong Kong, London, Mumbai, New York, San Francisco, São Paulo, Shanghai and Tokyo. For more information, please visit www.warburgpincus.com

For more information

Interactive Data

Investors Andrew Kramer Tel: +1 781-687-8306 Email: andrew.kramer@interactivedata.com

Media

Brian Willinsky	John Coffey
Tel: +1 781-687-8291	Tel: +1 781-687-8148
Email: brian.willinsky@interactivedata.com	Email: john.coffey@interactivedata.com

Silver Lake

Jenny Farrelly (Edelman)

Tel: +1 212-819-4807

Email: jenny.farrelly@edelman.com

Warburg Pincus

Kelli Parsons

Tel: +1 212-878-9324

Email: kelli.parsons@warburgpincus.com

Rory Mackin

Tel: 212-878-9322

Email: rory.mackin@warburgpincus.com